Exhibit 10.1

Form of Restricted Stock Agreement

ZIOPHARM Oncology, Inc.
Restricted Stock Agreement

This Restricted Stock Agreement (this “Agreement”) made effective as of _____________, 200__, is by and between ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”), and _________________________ (the “Employee”).

Background

A. Employee has been hired to serve as an employee of the Company or the Company desires to induce Employee to continue to serve the Company as an employee.

B. The Company has adopted the 2003 Stock Option Plan (the “Plan”) pursuant to which shares of common stock of the Company have been reserved for issuance under the Plan.

Now, Therefore, the parties hereto agree as follows:

1. Grant of Stock. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Employee ______________________ (_______) shares of the Company’s common stock (such shares are referred to hereinafter as the “Shares”). Upon the execution of this Agreement, the Shares shall be registered on the books of the Company, and the Company shall cause the transfer agent and registrar of its common stock to issue a certificate in Employee’s name evidencing the Shares (the “Stock Certificate”). Employee shall immediately thereafter deposit with the Company, together with a stock power endorsed in blank by Employee, the Stock Certificate to be held by the Company until such time as the restrictions set forth herein and under the Plan have lapsed pursuant to paragraph 4 of this Agreement. The Stock Certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2003 Stock Option Plan of ZIOPHARM Oncology, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the 2003 Stock Option Plan and the agreement is on file in the office of the secretary of the Company.

2. Rights of Employee. Upon the execution of this Agreement and issuance of the Shares, Employee shall become a stockholder with respect to the Shares and shall have all of the rights of a stockholder with respect to the Shares, including the right to vote the Shares and to receive all dividends and other distributions paid with respect to the Shares; provided, however, that the Shares shall be subject to the restrictions set forth in paragraph 3 of this Agreement.

Notwithstanding the preceding paragraph, the Company’s compensation committee may, in its discretion, instruct the Company to withhold any stock dividends or stock splits issued on or with respect to Shares that are subject to the restrictions provided for in paragraph 3 of this Agreement, which stock dividends or splits shall also be subject to the restrictions provided for in paragraph 3 of this Agreement.

3. Restrictions. Employee agrees that, in addition to the restrictions set forth in the Plan, at all times prior to the vesting of the Shares as contemplated by paragraph 4 hereof:

(a) Employee shall not sell, transfer, pledge, hypothecate or otherwise encumber the Shares; and

(b) In the event of termination of Employee’s employment with the Corporation (for any reason or no reason, and regardless of whether such termination is voluntary or involuntary on the part of Employee), then, subject to paragraph 4 hereof, Employee shall, for no consideration, forfeit and transfer to the Company all of the Shares that remain subject to the restrictions set forth in this paragraph 3.

4. Lapse of Restrictions. The restrictions set forth in paragraph 3 shall lapse in their entirety on December 1, 2008. Upon request of Employee at any time after the date that the restrictions set forth in paragraph 3 of this Agreement have lapsed and the Shares have become vested, free and clear of all restrictions, except as provided in the Plan, the Company shall remove any restrictive notations placed on the books of the Company and the Stock Certificate in connection with such restrictions.

5. Copy of the Plan. By the execution of this Agreement, Employee acknowledges receipt of a copy of the Plan, the terms of which are hereby incorporated herein by reference and made a part hereof by reference as if set forth in full.

6. Continuation of Employment. Nothing contained in this Agreement shall be deemed to grant Employee any right to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Employee, Employee’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

7. Withholding of Tax. To the extent that the receipt of the Shares or the lapse of any restrictions thereon results in income to Employee for federal or state income tax purposes, Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

8.  Section 83(b) Election. Employee understands that Employee shall be responsible for his own federal, state, local or foreign tax liability and any of his other tax consequences that may arise as a result of transactions in the Shares. Employee shall rely solely on the determinations of Employee’s tax advisors or Employee’s own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. Employee understands that Section 83 of the Internal Revenue Code of 1986, as amended, (the “Code”) taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. Employee understands that Employee may elect to be taxed at the time the Shares are received rather than when and as the restrictions on the Shares lapse or expire by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of the acquisition. In the event Employee files an election under Section 83(b) of the Code, such election shall contain all information required under the applicable treasury regulation(s) and Employee shall deliver a copy of such election to the Company contemporaneously with filing such election with the Internal Revenue Service. CONSULTANT ACKNOWLEDGES THAT IT IS CONSULTANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF CONSULTANT REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON CONSULTANT’S BEHALF.

9. General.

(a) This Agreement may be amended only by a written agreement executed by the Company and Consultant.

(b) This Agreement and the Plan embody the entire agreement made between the parties hereto with respect to matters covered herein and shall not be modified except in accordance with paragraph 9 of this Agreement.

(c) Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.

(c) Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.

(d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

(e) This Agreement, in its interpretation and effect, shall be governed by the laws of the State of New York applicable to contracts executed and to be performed therein.

In Witness Whereof, the parties have executed this Restricted Stock Agreement to be effective as of the date first set forth above.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EMPLOYEE: _______________________________________ Name:
ZIOPHARM Oncology, Inc.: _______________________________________ By: